UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

DOLPHIN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Florida	001-38331	86-0787790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (305) 774 -0407

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2022, Dolphin Entertainment, Inc., a Florida corporation (the “Company”), filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida effecting an amendment to modify the terms of the Company’s Series C Convertible Preferred Stock (the “Series C”) to increase the number of votes per share of common stock the Series C is convertible into from three votes per share to five votes per share. The Articles of Amendment were approved by the Company’s shareholders at the annual meeting of shareholders (the “Annual Meeting”), as discussed below in Item 5.07.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of matters to a vote of security holders.

On September 27, 2022, the Company held its Annual Meeting. A total of 21,206,492 votes of the Company’s voting capital stock were present or represented by proxy at the Annual Meeting, representing approximately eighty-nine percent (89%) of the votes entitled to be cast by the Company’s shareholders as of August 10, 2022, the record date for the Annual Meeting.

At the Annual Meeting, six (6) proposals were submitted for a vote of the Company’s shareholders and the related results are as follows:

Proposal No. 1: The election of William O’Dowd, IV, Mirta Negrini, Michael Espensen, Nelson Famadas, Anthony Leo, Nicholas Stanham and Claudia Grillo for terms until the next succeeding annual meeting of shareholders or until such directors’ successor shall have been duly elected and qualified. The shareholders elected the seven (7) directors by the following votes:

Name	For	Withheld	Broker Non-Votes
William O’Dowd, IV	18,906,512	202,614	2,097,366
Mirta Negrini	18,882,090	227,036	2,097,366
Michael Espensen	18,844,897	264,229	2,097,366
Nelson Famadas	18,874,741	234,385	2,097,366
Anthony Leo	19,004,267	104,859	2,097,366
Nicholas Stanham	18,875,201	233,925	2,097,366
Claudia Grillo	18,993,913	115,213	2,097,366

Proposal No. 2: The shareholders ratified Grant Thornton LLP as the Company’s independent registered accounting firm by the following votes:

Votes For	21,191, 082
Votes Against	14,548
Abstentions	862

Proposal No. 3: The shareholders voted to approve the issuance of securities in connection with a purchase agreement, and a registration rights agreement, with Lincoln Park Capital Fund, LLC, pursuant to which Lincoln Park has committed to purchase up to $25.0 million worth of the Company’s common stock. The shareholders approved the issuance by the following votes:

Votes For	18,910,641
Votes Against	197,131
Abstentions	1,354

Proposal No. 4: The shareholders voted to approve the adoption of the Articles of Amendment that would modify the terms of the Series C to increase the number of votes per share of common stock the Series C is convertible into from three votes per share to five votes per share and such amendment was approved by the following votes:

Votes For	18,504,301
Votes Against	545,162
Abstentions	59,663
Broker Non-Votes	2,097,366

Proposal No. 5: The shareholders voted to approve, on a non-binding advisory basis, the 2021 compensation to the Company’s named executive officers by the following votes:

Votes For	18,829,437
Votes Against	200,483
Abstentions	79,206

Proposal No. 6: The shareholders voted to approve, on a non-binding advisory basis, the frequency with which the Board shall hold advisory votes on executive compensation by the following votes:

Votes For 1 Year	742,179
Votes For 2 Years	560,491
Votes For 3 Years	17,742,244
Abstentions	64,212

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Dolphin Entertainment, Inc

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: September 29, 2022	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer